UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2025
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(713) 913-5608
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events.

On August 27, 2025, Salarius Pharmaceuticals, Inc. (“Salarius”) received notification from The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Hearings Panel”) has granted Salarius an additional extension to regain compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard”) by October 20, 2025.

With respect to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), Salarius effected a 1-for-15 reverse stock split on August 15, 2025 and expects to regain compliance with the Minimum Bid Price Requirement by Nasdaq’s deadline of August 29, 2025.

As previously disclosed, on April 23, 2025, Salarius received written notice (the “Delisting Notice”) from Nasdaq notifying Salarius that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of Salarius’ common stock for the last 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. Normally, a company would have been afforded a 180-calendar day period to demonstrate compliance with the Minimum Bid Price Requirement. However, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), Salarius was not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) because Salarius had effected a reverse stock split during the prior one-year period. In addition, as previously disclosed, on March 26, 2025, Salarius received a letter from Nasdaq notifying Salarius that, based on its Form 10-K for the year ended December 31, 2024, Salarius no longer complied with the Equity Standard. The letter indicated that Salarius had until May 12, 2025, to either regain compliance with the Equity Standard or submit a plan to Nasdaq to regain compliance with the Equity Standard (a “Compliance Plan”). However, pursuant to Nasdaq Listing Rule 5810(d)(2), Salarius’ failure to comply with the Minimum Bid Price Requirement served as a separate and additional reason for delisting and, as such, the Delisting Notice indicated that Nasdaq would not entertain a Compliance Plan, and that it should address Salarius’ noncompliance with the Equity Standard before the Hearings Panel if Salarius appealed Nasdaq’s determination.

Salarius timely exercised its right to request a hearing, which stayed any suspension or delisting action pending the conclusion of the hearing process. On June 11, 2025, the Hearings Panel granted Salarius an extension to regain compliance with the Equity Standard and the Minimum Bid Price Requirement. The extension by the Hearings Panel is contingent on Salarius achieving scheduled milestones and notifying Nasdaq of such achievements. Such milestones initially consisted of regaining compliance with the Equity Standard by early July 2025, and regaining compliance with the Minimum Bid Price Requirement by early August 2025. On July 28, 2025, Nasdaq granted Salarius an additional extension to regain compliance with the Equity Standard by August 12, 2025 and the Minimum Bid Price Requirement by August 29, 2025.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the reverse split and the timing thereof, Salarius’ ability to regain compliance with the Minimum Bid Price Requirement by August 29, 2025 and Salarius’ ability to regain compliance with the Equity Standard by October 20, 2025. The risks and uncertainties relating to the Company include general market conditions as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and other filings. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: August 27, 2025	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Acting Chief Executive Officer, Executive Vice President & Chief Financial Officer